UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported)         February 14, 2007

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (336) 768-8500
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Information is being furnished in Exhibit 99.1 with respect to presentations to investors and others that may be made by executive officers of Southern Community Financial Corporation (Nasdaq: SCMF; SCMFO) (the "Company") participating in an investor conference. This information includes the Company’s financial performance, strategies, and selected financial and operational information through the fourth quarter of 2006 and does not represent a complete set of financial statements and related disclosures prepared in conformity with generally accepted accounting principles ("GAAP").

This presentation is also available on the Company’s web site at www.smallenoughtocare.com. Southern Community Financial Corporation’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the Company.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purpose of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Presentation materials

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Company's goals and expectations regarding earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or including the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "projects," "outlook" or similar expressions. These statements are based upon the current belief and expectations of the Company's management and are subject to significant risks and uncertainties that are subject to change based on various factors, many of which are beyond the Company's control.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

February 14, 2007	By: /s/ David W. Hinshaw
Name: David W. Hinshaw
Title: Executive Vice President and Chief Financial Officier